UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report – April 22, 2004
(Date of earliest event reported)

HOLLYWOOD CASINO SHREVEPORT
SHREVEPORT CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Louisiana		72-1225563
Louisiana	333-88679	75-2830167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5601 Bridge St., Suite 300, Fort Worth, Texas		76112-2355
(Address of principal executive offices)		(Zip Code)

Area Code (817) 492-7065
(Registrant’s telephone number)

Item 5.                                   Other Events.

On April 22, 2004, C. Daniel Clemente was elected to the Board of Directors of each of Shreveport Capital Corporation, HCS I, Inc., the managing general partner of Hollywood Casino Shreveport, HCS II, Inc., a general partner of Hollywood Casino Shreveport, and HWCC-Louisiana, Inc., the parent company of both HCS I, Inc. and HCS II, Inc.  Mr. Clemente is a retired lawyer and is an active business and financial consultant with extensive experience handling complex corporate and real estate issues.  Mr. Clemente has extensive experience in corporate governance, corporate finance, and real estate development and asset management.  He has founded two commercial banks and has served as director, chief executive officer and legal counsel of federally-regulated institutions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 26, 2004	Hollywood Casino Shreveport
	By:	HCS I, Inc., its Managing Partner

	By:	/s/ John C. Hull
John C. Hull
President and Chief Financial Officer

Dated: April 26, 2004	Shreveport Capital Corporation

	By:	/s/ John C. Hull
John C. Hull
President and Chief Financial Officer